01435\040\7834857.v11 SIMPSON MANUFACTURING CO., INC. EXECUTIVE OFFICER CASH PROFIT SHARING PLAN Adopted on January 14, 2003 and first amended through February 25, 2008 (hereafter referred to as the “Original Plan”), and subsequently amended through October 19, 2016 and February 4, 2017 (hereafter referred to as this “Plan”) Purpose The purpose of this Plan is to recognize outstanding effort and achievement by executive officers of Simpson Manufacturing Co., Inc. and its subsidiaries (together, the “Company”). This Plan is intended to provide qualified performance-based compensation in accordance with section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder (the “Code”). Committee This Plan shall be administered by a Compensation Committee (the “Committee”) of the Board of Directors of the Company. The Committee shall consist of at least two outside directors of the Company who satisfy the requirements of Code section 162(m). The Committee shall have the sole discretion and authority to administer and interpret this Plan in accordance with Code section 162(m). Covered Employees This Plan applies to any employee of the Company treated as a “covered employee” pursuant to section 162(m) of the Code, as interpreted in Treasury Regulations and notices or other rulings issued by the Internal Revenue Service, and any other employee of the Company designated by the Committee (each, a “Covered Employee”). Payout Periods The Committee, in its sole discretion, will determine the particular periods during a fiscal year for which to make awards under this Plan and may change such periods from one fiscal year to another (each of the periods, a “Period”); provided, however, that each Period shall be within that fiscal year and shall not exceed 12 months. Amount of Award The Committee will determine the amount of the award that each Covered Employee will be eligible to receive under this Plan for each Period. Awards for each Covered Employee under this Plan will be based on an individual percentage (each, a “Measurement Percentage”) of the amount by which the net profit, operating income or any other performance goal (each, a “Performance Goal”) of the Company or a branch or subsidiary of the Company (applicable to such employee) for a Period exceed a qualifying level for the Company or the employee’s Simpson Manufacturing Co., Inc. - Approval of Executive Officer Cash Profit Sharing Plan- Brian Magstadt 2 Exhibit 10.5

2 01435\040\7834857.v11 relevant branch or subsidiary, respectively, for that Period. For clarity, the Committee, in its sole discretion, may make awards for any Period based on a Measurement Percentage applicable to such Period, even if such Period overlaps with one or more other Periods within the same fiscal year. A Performance Goal shall be determined by the Committee based on one or more of (i) earnings; (ii) unit sales, sales volume or revenue; (iii) sales growth; (iv) stock price (including comparison with various stock market indices); (v) return on equity; (vi) return on investment; (vii) total return to stockholders; (viii) economic profit (including gross or net profit); (ix) debt rating; (x) operating income; (xi) cash flows; (xii) cost targets; (xiii) return on assets or margins; or (xiv) implementation, completion or attainment of measurable objectives with respect to (1) software development, (2) new distribution channels, (3) customer growth targets, (4) acquisition identification and integration, (5) manufacturing, production or inventory targets, (6) new product introductions, (7) product quality control, (8) accounting and reporting, (9) recruiting and maintaining personnel, or (10) compliance or regulatory program targets. Any criteria used as a Performance Goal may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time or against other companies or financial metrics), (c) on a per share basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company or (e) on a pre- tax or after tax basis. The Committee shall determine in writing the Performance Goal, the qualifying level and the Covered Employees’ Measurement Percentages with respect to a Period, no later than the latest time permitted by the Code for that Period. Each Measurement Percentage will be based on the respective Covered Employee’s then-current job function. For each fiscal year, the Committee shall set a targeted level for the entire company, or the employee’s relevant branch or subsidiary, respectively. A Covered Employee’s individual percentage of the amount by which the annual targeted level exceeds that year’s qualifying level is such officer’s targeted annual compensation under this Plan (the “Targeted Annual Payout”). No award (when calculated together with any other awards made with respect to Periods within the same fiscal year) in excess of $2,500,000 will be paid to any Covered Employee under this Plan in a fiscal year. In addition, no award (when calculated together with any other awards made with respect to Periods within the same fiscal year) in excess of two times any Covered Employee’s Targeted Annual Payout for a particular fiscal year will be paid to such employee under this Plan. The Committee, in its sole discretion, may reduce or eliminate any award to any Covered Employee in any Period. The reduction in the amount of an award to any Covered Employee shall not, however, affect the amount of the award to any other Covered Employee. Payment of Awards Each award under this Plan will be paid at the time as determined by the Committee in its sole discretion (which time will be specified in the respective award), provided, however, that all awards under this Plan with respect to Periods within a particular fiscal year shall be paid by Simpson Manufacturing Co., Inc. - Approval of Executive Officer Cash Profit Sharing Plan- Brian Magstadt 3

3 01435\040\7834857.v11 March 15 of the succeeding fiscal year. No awards under this Plan shall be paid unless and until the Committee certifies in writing that the Performance Goals of this Plan are satisfied. No Covered Employee is eligible to receive an award under this Plan until he or she works an entire Period for the Company. Anyone who is terminated by the Company without cause, as determined by the Committee in its sole discretion, dies, is on disability or voluntarily quits the Company before the last day of a Period, will be paid following the Period, upon the actual achievement of the Performance Goal, on a pro-rata basis for the days actually worked in that Period. Scope of this Plan Nothing in this Plan shall be construed as precluding or prohibiting the Company from establishing or maintaining other bonus or compensation arrangements, which may be applicable to all employees and officers or applicable only to selected employees or officers; provided, however, that an individual who receives an award under this Plan with respect to a Period shall not be permitted to participate in any cash bonus arrangement or plan of the Company for that Period (other than under this Plan) that provides cash bonuses similarly based on a percentage of a financial reporting measure in excess of a qualifying level. Amendment and Termination The Company reserves the right to amend or terminate this Plan at any time with respect to future services of Covered Employees. The Company will submit Plan amendments for stockholder approval to the extent required by applicable law or to the extent necessary for awards under this Plan to be treated as qualified performance-based compensation under Code section 162(m). General The establishment of this Plan shall not confer any legal right on any Covered Employee or other person to continued employment, nor shall it interfere with the right of the Company to discharge any Covered Employee and treat him or her without regard to the effect that such treatment might have on him or her as a participant in this Plan. The laws of the State of California will govern any legal dispute involving this Plan. No Funding The Company shall not be required to fund or otherwise segregate any cash or any other assets that may at any time be paid to participants under this Plan. This Plan shall constitute an “unfunded” plan of the Company. Neither the Company nor the Committee shall, by any provision of this Plan, be deemed to be a trustee of any property, and any obligations of the Company to any participant under this Plan shall be those of a debtor and any rights of any participant or former participant shall be limited to those of a general unsecured creditor. Simpson Manufacturing Co., Inc. - Approval of Executive Officer Cash Profit Sharing Plan- Brian Magstadt 4

4 01435\040\7834857.v11 Non-Transferability of Benefits and Interests Except as expressly provided by the Committee, no benefit payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void. No benefit payable under this Plan shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any participant or former participant. This section shall not apply to an assignment of a contingency or payment due after the death of the Covered Employee to the deceased Covered Employee’s legal representative or beneficiary. Effective Date Any of the awards made under the Original Plan, including the awards with respect to any Period within 2016, irrespective of when such awards are paid out, shall continue to be governed by the Original Plan. If the Company’s stockholders approve this Plan at the Company’s 2017 annual meeting, this Plan shall be effective as of January 1, 2017 and shall apply to (and the Original Plan shall not apply to) any and all cash awards made by the Company to any Covered Employee for any Period following 2016. In the event that the Company’s stockholders do not approve this Plan at the Company’s 2017 annual meeting, the Original Plan shall continue in effect and shall apply to any and all cash awards made by the Company to any Covered Employee for any Period following 2016. Simpson Manufacturing Co., Inc. - Approval of Executive Officer Cash Profit Sharing Plan- Brian Magstadt 5